CONSENT OF RICHARDSON & COMPANY


     We consent to the incorporation by reference in the Registration Statements (Form S-8 file Nos. 333-65317, 333-25827, and 333-04745) of Humboldt Bancorp and in the related Prospectus of our report dated January 14, 2000, with respect to the financial statements of Humboldt Bancorp included in the Annual Report on Form 10-K for the year ended December 1999.

                                                       RICHARDSON & COMPANY

Sacramento, California
March 28, 2000